Exhibit 99.1

RxSight, Inc. Announces Preliminary Unaudited Fourth Quarter and Full Year 2022 Financial and Operational Results

Aliso Viejo, Calif. (NASDAQ: RXST) – January 8, 2023 – RxSight, Inc., an ophthalmic medical device company dedicated to improving the vision of patients following cataract surgery, today announced certain preliminary unaudited financial and operational results for the fourth quarter and full-year 2022.

Preliminary Unaudited Results

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Preliminary unaudited fourth quarter 2022 revenue is expected to be approximately $16.1 million, representing growth of approximately 91% compared to the prior year period, driven by:
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The sale of 57 Light Delivery Devices (LDD™s), expanding the installed base to 400 LDDs as of December 31, 2022; and
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The sale of 9,123 Light Adjustable Lenses (LAL®s).
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Preliminary unaudited 2022 fiscal year revenue is expected to be approximately $49.0 million, representing growth of approximately 117% compared to the prior year, driven by:
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The sale of 195 LDDs; and
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The sale of 25,284 LALs.
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Preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2022, is expected to be $105.8 million, which includes $6.0 million in net proceeds from sales of shares of the Company’s common stock sold through the Company’s “at-the-market” (“ATM”) offering during the fourth quarter of 2022.

“Our fourth quarter financial results demonstrate that cataract patients and doctors are increasingly aware of our unique Light Adjustable Lens and choosing it for the high-quality, customizable vision it provides,” said Dr. Ron Kurtz, Chief Executive Officer and President of RxSight. “The light adjustment infrastructure that we are building in collaboration with a growing number of doctors and practices continues to mature, with expanding clinical, commercial and technical capabilities. We are confident these investments will lead to even better outcomes for patients, durable financial benefits for our customers and our continued growth in 2023 and beyond.”

The Company’s fourth quarter and full-year 2022 financial and operational results are preliminary and are subject to the completion of the Company’s 2022 audit. Audited full-year 2022 and unaudited fourth quarter 2022 financial results are anticipated to be announced in early March 2023.

About RxSight, Inc.

RxSight, Inc. is a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that enables doctors to customize and optimize visual acuity for patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements concerning our preliminary unaudited fourth quarter and fiscal 2022 financial and operational results and the anticipated timing of announcing audited full-year 2022 and unaudited fourth quarter 2022 financial results, patient and doctor awareness of the LAL, the maturation of the Company’s light adjustment infrastructure with expanding clinical, commercial and technical capabilities and anticipated continued growth in 2023 and beyond. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 7, 2022, as well as other risks set forth in our other filings with the SEC. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those described in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

The foregoing financial and operational results are preliminary estimates. We are in the process of finalizing our financial statements for the year ended December 31, 2022, and our actual results remain subject to completion of those financial statements and their audit by our independent registered public accounting firm. These preliminary estimates are based on information available to management as of the date of this press release and certain related assumptions, which could prove incorrect. Our actual, reported results of operations could differ based on completion of our year end closing procedures, final adjustments and developments that may arise prior to completion of our annual financial statements, and adjustments arising from the audit by our independent registered public accounting firm. You should carefully review our audited, consolidated financial statements for the year ended December 31, 2022 when they become available.

Company contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

IR@rxsight.com